Exhibit 10.2

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of June 17, 2022, by and between ARE-MA REGION NO. 87 TENANT, LLC, a Delaware limited liability company (“Landlord”), and VERVE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant are parties to that certain Lease Agreement dated as of August 19, 2021, as amended by that certain First Amendment to Lease dated as of January 4, 2022 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases approximately 105,182 rentable square feet (the “Premises”), consisting of (i) the entire 2nd floor of that certain to-be-constructed 14-story building to be known as 201 Brookline Avenue, Boston, Massachusetts (the “Building”), commonly known as Suite 201, containing approximately 21,104 rentable square feet (the “Second Floor Premises”), (ii) the entire 6th floor of the Building, commonly known as Suite 601, containing approximately 41,662 rentable square feet, (iii) the entire 7th floor of the Building, commonly known as Suite 701, containing approximately 41,585 rentable square feet, (iv) a portion of the first floor of the Building, commonly known as Suite S113, containing approximately 371 rentable square feet of chemical storage space, and (v) mechanical space in a portion of the penthouse floor of the Building, commonly known as (i) Suite S1501, containing approximately 250 rentable square feet, and (ii) Suite S1502, containing approximately 210 rentable square feet. The Premises are more particularly described in the Lease. The balance of the Premises other than the Second Floor Premises may be referred to herein as the “Initial Premises”. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
B.
Landlord and Tenant desire, subject to the terms and conditions set forth below, to, among other things, amend the Lease to provide for the phased Delivery of the Premises.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Target Commencement Date. As of the date hereof, the defined term “Target Commencement Date” on page 1 of the Lease shall be deleted in their entirety and replaced with the following:

“Initial Premises Target Commencement Date: August 18, 2022

Second Floor Premises Target Commencement Date: October 1, 2022”

2.
Delivery; Acceptance of Premises; Commencement Date. As of the date hereof, Section 2 of the Lease shall be deleted in its entirety and replaced with the following:

“2. Delivery; Acceptance of Premises; Commencement Date.

(a)
Initial Premises. Landlord shall use reasonable efforts to deliver the Initial Premises to Tenant (“Delivery” or “Deliver”) on or before the Initial Premises Target Commencement Date, with the Tenant Improvements in the Initial Premises Substantially Completed. If Landlord fails to timely Deliver the Initial Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. Notwithstanding anything to the contrary contained herein, if Landlord fails to Deliver the entirety of the Initial Premises to Tenant within 60 days after the Initial Premises Target Commencement Date (as such date may be extended by Force Majeure (as defined in Section 34) and Tenant Delays, the “Initial Premises Abatement Date”), Base Rent payable with respect to any the Initial Premises shall be permanently abated 1 day for each day after the Initial Premises Abatement Date that Landlord fails to Deliver the Initial Premises to Tenant. If Landlord does not Deliver the entirety of the Initial Premises within 180 days of the Initial Premises Target Commencement Date for any reason other than Force Majeure delays and Tenant Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used In this Section 2, the terms “Tenant Improvements,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If Tenant does not elect to void this Lease within 10 business days of the lapse of such 180 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect. To the extent that Tenant has not elected to void this Lease pursuant to the immediately preceding sentence, then each 60 days thereafter, if Landlord has not delivered the entirety of the Initial Premises for any reason other than Force Majeure delays and Tenant Delays, Tenant shall have the right (with 10 days after each such 60-day period) to terminate this Lease subject to the terms set forth above with respect to the initial 180 days period. Prior to the Substantial Completion of the Tenant Improvements in the entirety of the Initial Premises, within 5 days after receipt of written request from Tenant (not more than once in any calendar month), Landlord shall provide Tenant with a written status update regarding the then-currently anticipated Delivery date.

The “Commencement Date” shall be the earlier of: (i) the date Landlord Delivers the Initial Premises to Tenant; or (ii) the date Landlord could have Delivered the Initial Premises but for Tenant Delays. The “Rent Commencement Date” with respect to the Initial Premises shall be the date that is 90 days after the Commencement Date. The period commencing on the Commencement Date through the day immediately preceding the Rent Commencement Date may be referred to herein as the “Initial Premises Abatement Period.” Prior to the Second Floor Premises Commencement Date (as defined in Section 2(b) below), references in this Lease to the “Premises” shall mean the Initial Premises only.

Except as set forth in the Work Letter or as otherwise expressly set forth in this Lease: (x) Tenant shall accept the Initial Premises in their condition as of the

Commencement Date; (y) Landlord shall have no obligation for any defects in the Initial Premises; and (z) Tenant’s taking possession of the Initial Premises shall be conclusive evidence that Tenant accepts the Initial Premises and that the Initial Premises were in good condition at the time possession was taken. Any occupancy of the Initial Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding, so long Tenant does not commence operating its business in all or a portion of the Initial Premises, the obligation to pay Base Rent and Operating Expenses. Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties issued to Landlord as set forth in the Work Letter in connection with the Tenant Improvements.

(b)
Second Floor Premises. Landlord shall use reasonable efforts to Deliver the Second Floor Premises to Tenant on or before the Second Floor Premises Target Commencement Date, with the Tenant Improvements in the Second Floor Premises Substantially Completed. If Landlord fails to timely Deliver the Second Floor Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable. Notwithstanding anything to the contrary contained herein, if Landlord fails to Deliver the entirety of the Second Floor Premises to Tenant within 60 days after the Second Floor Premises Target Commencement Date (as such date may be extended by Force Majeure and Tenant Delays, the “Second Floor Premises Abatement Date”), Base Rent payable with respect to the Second Floor Premises shall be permanently abated 2 days for each day after the Second Floor Premises Abatement Date that Landlord fails to Deliver the Second Floor Premises to Tenant. Prior to the Substantial Completion of the Tenant Improvements in the entirety of the Second Floor Premises, within 5 days after receipt of written request from Tenant (not more than once in any calendar month), Landlord shall provide Tenant with a written status update regarding the then-currently anticipated Delivery date.

The “Second Floor Premises Commencement Date” shall be the earlier of: (i) the date Landlord Delivers the Second Floor Premises to Tenant; or (ii) the date Landlord could have Delivered the Second Floor Premises but for Tenant Delays. The “Second Floor Premises Rent Commencement Date” with respect to the Second Floor Premises shall be the date that is 90 days after the Second Floor Premises Commencement Date. The period commencing on the Second Floor Premises Commencement Date through the day immediately preceding the Second Floor Premises Rent Commencement Date may be referred to herein as the “Second Floor Premises Abatement Period.”

Except as set forth in the Work Letter or as otherwise expressly set forth in this Lease: (x) Tenant shall accept the Second Floor Premises in their condition as of the Second Floor Premises Commencement Date; (y) Landlord shall have no obligation for any defects in the Second Floor Premises; and (z) Tenant’s taking possession of the Second Floor Premises shall be conclusive evidence that Tenant accepts the Second Floor Premises and that the Second Floor Premises were in good condition at the time possession was taken. Any occupancy of the Second Floor Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding, so long Tenant does not commence operating its business in all or a portion of the Second Floor Premises, the obligation to pay Base Rent and Operating Expenses. Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties issued to Landlord as set forth in the Work Letter in connection with the Tenant Improvements.

(c)
General. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Second Floor Commencement Date, the Rent Commencement Date, the Second Floor Rent Commencement Date, the expiration date of the Term and a schedule of Base Rent when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Terms which Tenant may elect pursuant to Section 40 hereof.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.”

As of the date hereof, Exhibit D to the Lease shall be deleted in its entirety and replaced with Exhibit A to this Second Amendment.

3.
Operating Expenses. Notwithstanding anything to the contrary contained in the Lease, Tenant shall commence paying Operating Expenses with respect to the Initial Premises on the Commencement Date and with respect to the Second Floor Premises on the Second Floor Premises Commencement Date.
4.
Costs. Landlord and Tenant anticipate that certain costs in addition to the costs reflected in the Budget for the Tenant Improvements, as identified on Exhibit B attached to this Second Amendment (“Delay Costs”), will be incurred as a result of the delayed Delivery of the Second Floor Premises provided for in Section 2 above. Notwithstanding anything to the contrary contained in the Lease or in the Work Letter, Landlord shall be responsible for such Delay Costs and Landlord shall reimburse Tenant for such costs within thirty (30) days of the date on which Tenant submits to Landlord a request for reimbursement for the Delay Costs along with reasonable supporting documentation.
5.
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List,

which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
6.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction, other than CBRE and Newmark. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE and Newmark, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.
7.
Miscellaneous.
a.
This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.
c.
This Second Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.
Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. Without limiting the generality of the foregoing, Landlord and Tenant acknowledge that nothing set forth in this Second Amendment shall alter or amend the Term and both the Initial Premises and Second Floor Premises shall expire conterminously upon the expiration or earlier termination of the Term in accordance with the provisions of the Lease. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[ Signatures of following page ]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

LANDLORD: ARE-MA REGION NO. 87 TENANT, LLC,

a Delaware limited liability company

By: ARE-MA REGION NO. 87, LLC,

a Delaware limited liability company,

managing member

By: ARE-MA REGION NO. 87 MM, LLC,

a Delaware limited liability company,

managing member

By ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership,

managing member

By: ARE-QRS CORP.,

a Maryland corporation,

general partner

By: /s/ Allison Grochola

Its: SVP – Real Estate Legal Affairs

TENANT: VERVE THERAPEUTICS, INC.,

a Delaware corporation

By: /s/ Andrew Ashe

Its: President & COO

☒ I hereby certify that the signature, name, and title

Above are my signature, name and title.